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                                                                   Exhibit 10.32

                              SECOND AMENDMENT OF
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

         This Second Amendment of the Amended and Restated Participation Agreement (the "Second Amendment") is made and entered into as of this 1st day of December, 2002, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and Nelnet, Inc., a Nevada corporation f/k/a National Education Loan Network, Inc. ("Nelnet").

         WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

         2. Increase in Participation Amount. For purposes of the Agreement and this Amendment, the maximum aggregate total of participation interests sold to Union Bank shall be $750 million.

         3. Effect of Second Amendment. Unless expressly modified or amended by this Second Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company, as Trustee     Nelnet, Inc.

By:    /s/ Ken Backemeyer                    By:    /s/ Terry Heimes
       --------------------                         --------------------
Title: Sr. V.P.                              Title: CFO